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                                                                    EXHIBIT 99.4


                           [Morgan Stanley Letterhead]

                                December 29, 1999





        We hereby consent to the filing of the letter issued by us to ITC Holding Company, Inc., dated August 22, 1999, as an exhibit to the registration statement on Form S-1 of KNOLOGY, Inc., filed with the Securities and Exchange Commission. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.


                                              Very truly yours,



                                              /s/ MORGAN STANLEY & CO.
                                                  INCORPORATED

                                              MORGAN STANLEY & CO.
                                              INCORPORATED